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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                               ________________



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                         Date of Report August 1, 1994


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


______________________________________________________________________________
______________________________________________________________________________





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Item 5. Other Events

On July 27, 1994, Washington Energy Company made the following press release:


THIRD-QUARTER LOSS REFLECTS CHARGES

      SEATTLE -- Washington Energy Company (NYSE:WEG) recorded third-quarter charges totaling $40.9 million, or $1.74 per share, as it "sets in motion the strategy for restoring long-term profitability," Chairman, Chief Executive Officer and President William P. Vititoe announced today.


      As a result, the company experienced a net loss of $48.9 million, or $2.08 per share, for the quarter ended June 30, 1994. That compares with a $1.7 million loss, or 7 cents per share, for the same quarter one year ago. Excluding the charges, Washington Energy lost $8.0 million, or 34 cents per share, during the quarter.


      A summary of three-month and nine-month results for the period ending June 30, 1994 follows:

                                                     3 months               9 months
                                             In millions  Per Share  In millions  Per Share

     Earnings without 3rd quarter charges      $ ( 8.0)    $ ( .34)   $   7.1      $   .30

     3rd quarter charges                       $ (40.9)    $ (1.74)   $ (40.9)     $ (1.75)

     Loss on common                            $ (48.9)    $ (2.08)   $ (33.8)     $ (1.45)


Restructuring and other charges

      After-tax charges, totaling $11.9 million, relate to restructuring and downsizing Washington Energy's utility subsidiary, writing off costs deemed to be unrecoverable and establishing reserves for certain deferred assets.

      By Sept. 30, the utility anticipates a staffing reduction of approxi-mately 10 percent from its level of 1,480 employees as of Oct. 1993, the beginning of the fiscal year, Vititoe said.


      "While the specific cost savings from the downsizing are not fully defined at this stage, our utility's restructuring does consolidate operations and eliminate layers of management," said Vititoe. "We are giving our customers more direct access to the company and better service.


      "Our reengineering efforts have just begun, yet we already have uncov-ered opportunities for greater efficiency. Some require new or upgraded systems, while others simply require changes in existing processes. Both are now underway. We view this reengineering as an ongoing process that will result in continuing improvement in productivity," Vititoe said.

      The charge to earnings covers estimated severance costs as well as costs incurred in planning a new headquarters building, which now is not needed.


      In addition, the company established reserves for estimated environmen-tal investigation, legal and remediation costs associated with former manufac-tured gas plant sites and wrote off certain deferred costs. It also recog-nized a liability for its supplemental executive retirement plan to reflect recent management changes and the timing difference between payments under the plan and the receipt of life insurance proceeds that fund the plan.


      "Obviously, we cannot guarantee that there will be no surprises in the future, but we have thoroughly reviewed our books and expensed any items we felt would not be recoverable in rates or which represented a risk of probable loss in the future," Vititoe said. "In essence we have cleaned-up our balance sheet."


Loss on oil and gas merger

      After-tax charges totaling $29 million relate to the merger of the company's oil and gas exploration subsidiary, Washington Energy Resources, with Cabot Oil & Gas Corp. (NYSE:COG) of Houston. The charges reflect an after-tax loss on the merger after establishing deferred taxes of $24.0 million and include a reserve for a purchase-price contingency. Reserves also were established for estimated future losses on transportation contracts and certain natural gas futures contracts retained by Washington Energy Company.


      Vititoe explained that the merger "allows us now to concentrate on our natural gas utility. It establishes a clear, market-determined value for our substantial oil and gas investment and provides the potential for a greater level of income, with less risk and diversion of management focus and with no need to invest additional capital."


Dividend unchanged

      Vititoe re-emphasized his commitment not to recommend to the Board of Directors any change in the current annual dividend. He noted the strategies that the company is employing -- downsizing and reengineering Washington Natural Gas, a more collaborative approach to the regulatory process and the merger of the oil and gas exploration subsidiary -- form the cornerstone in a strategy to improve profitability, and should support the dividend over the long term.


Other factors:  rates, weather, growth, merchandise sales

      The third-quarter loss also reflects a lower profit margin for Washing-ton Natural Gas due to a $15.4 million annual revenue decrease as a result of a rate order for Washington Natural Gas which went into effect in October 1993. However, future margins will be improved with a rate increase that was implemented on June 4, 1994. Washington Natural Gas, with approval from the Washington Utilities and Transportation Commission reached a negotiated settlement that will increase revenues by $19 million on an annual basis.

      Also, weather during the quarter was approximately 18 percent warmer than normal and 1 percent warmer than a year ago. A combination of slightly warmer temperatures and shifting by some large-volume customers between classes and to alternative fuels lowered gas sales volumes, which were down approximately 3 percent.


      The company served 21,300, or 5 percent, more customers compared to a
year ago, partially offsetting the effects of warmer weather.   Washington

Natural Gas now serves more than 445,000 customers in the central Puget Sound region of western Washington.


      Although the company anticipated lower income from Washington Energy Company's retail merchandise sales operation, it actually incurred an operat-ing loss during the quarter. Most of these merchandising activities were part of Washington Natural Gas until Oct. 1, 1993, when the merchandise sales operation was reestablished in a new subsidiary .


12-month results

      Income from continuing operations showed a loss of $1.77 per share for the 12 months ended June 30, 1994; excluding the third-quarter charges, the loss was 2 cents a share. This is down from income of $1.06 a share for the same period a year ago. The 12-month results reflect the same factors that affected quarterly earnings. In addition, lower income from retail merchan-dise sales operations, a loss from pipeline demand charges and brokerage activities and a number of other one-time charges discussed in the prior quarters contributed to the 12-month loss.

      The results for the 12-month period also include a charge of 44 cents per share for the divestiture of the Unisyn Biowaste Technology operation recorded in the fourth quarter of last fiscal year. After discontinued operations, the company reported a loss of $2.21 a share.

Summary

      "The third-quarter charges and losses will result in Washington Energy Company closing out its fiscal year on Sept. 30 with a loss. However, through the restructuring, we have repositioned the company for improved profitability in fiscal 1995 and beyond," Vititoe said.

WASHINGTON ENERGY COMPANY

SUMMARY INCOME STATEMENT AND OTHER FINANCIAL DATA
(Dollars in thousands, except per share amounts)

                                                                        3 Months Ended             12 Months Ended
                                                                          June 30 (1)                 June 30


                                                                    1994         1993           1994         1993

Washington Energy Company


Operating Revenues
  Utility sales of gas                                          $  70,102    $  66,434      $ 391,482    $ 344,925

  Merchandise and other                                             6,961       16,986         56,484       77,785
  Oil and natural gas production                                                 7,486          9,767       26,064

    Total operating revenues                                    $  77,063    $  90,906      $ 457,733    $ 448,774


Operating income (loss)                                         $  (7,036)   $   7,596      $  28,543    $  56,328


Income (loss) from continuing operations                        $ (48,916)   $  (1,034)     $ (40,575)   $  23,483


Discontinued operations, net of income taxes
  Loss from operations                                                            (667)          (563)      (2,640)

  Loss on disposal                                                                             (9,818)


Net income (loss)                                               $ (48,916)   $  (1,701)     $ (50,956)   $  20,843


Preferred dividends                                                                 24             34          102
Preferred redemption                                                                              673


Earnings (loss) on common stock                                 $ (48,916)   $  (1,725)     $ (51,663)   $  20,741


Earnings (loss) per common share                                   ($2.08)       ($.07)        ($2.21)        $.94

Dividends per common share                                           $.25         $.35          $1.10        $1.40


Average common shares outstanding in thousands                     23,529       23,129         23,383       22,131
Book value per share                                                                           $11.64       $14.94


Capitalization and Short-Term Debt

  Common                                                                                    $ 274,804    $ 346,798
  Preferred                                                                                    60,000       27,300

  Long-term debt                                                                              330,200      276,400
  Current Portion LT Debt                                                                      20,140       14,508

  Commercial paper and notes payable                                                           98,413      133,809
    Total capitalization and short-term debt                                                $ 783,557    $ 798,815


Net plant                                                                                   $ 755,146    $ 838,941


Operating Income (Loss) by Business Segment

 Before Income Taxes
  Natural gas distribution                                      $ (14,585)   $   3,995      $  23,992    $  50,091

  Retail merchandise and services                                    (511)         643          1,798        8,209
  Oil and natural gas                                                            1,687          1,923        7,207

  Other                                                              (427)         (81)        (4,078)        (733)
    Total                                                       $ (15,523)   $   6,244      $  23,635    $  64,774


(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.


                                                                        6






WASHINGTON ENERGY COMPANY
FISCAL 1994 THIRD QUARTER CHARGES

(Dollars in thousands)
                                           After-tax

                                            Amount


Restructuring charges

  Employee severance                       $   2,275
  Headquarters building                        1,939

  Other                                          399
                                               4,613

Other charges
  Supplemental executive retirement plan       2,178

  Receivable sale deferred asset               1,830
  Environmental expenses                       1,450

  Disallowed gas purchase cost from
    affiliate                                  1,004

  Other                                          825
                                               7,287

Oil and gas merger
  Net loss on merger                          12,198

  Reserve for purchase price contingency       4,420
  Reserve for future gas transportation

   losses                                     10,400
  Reserve for gas futures contracts            1,950

                                              28,968


  Total                                    $  40,868















































                                                                        7






WASHINGTON ENERGY COMPANY
SUMMARY INCOME STATEMENT AND OTHER FINANCIAL DATA (Continued)

(Dollars in thousands)
                                                                        3 Months Ended             12 Months Ended

                                                                          June 30 (1)                 June 30


                                                                    1994         1993           1994         1993

Washington Natural Gas Company


Operating Revenues

  Firm                                                          $  57,741    $  54,750      $ 335,029    $ 296,906
  Interruptible                                                    12,361       11,684         56,453       48,018

  Rentals and other                                                 2,353        1,914          9,003        8,461
    Total operating revenues                                    $  72,455    $  68,348      $ 400,485    $ 353,385


Gross utility margin - gas revenues less gas purchases          $  29,291    $  34,295      $ 167,369    $ 171,391


Net income (loss)                                               $ (16,968)   $  (1,539)     $  (4,301)   $  20,417


Utility gas sales (000's of therms)

  Firm                                                            104,187      107,759        636,969      620,166
  Interruptible                                                    61,436       63,147        254,844      265,761

    Total sales of gas                                            165,623      170,906        891,813      885,927


Customers served (average)
  Firm                                                            446,570      425,222        438,360      416,426

  Interruptible                                                     1,005        1,009          1,050        1,061
    Total customers                                               447,575      426,231        439,410      417,487


Weather % colder (+) or warmer (-) than normal (in terms

  of degree days)                                                   -18.5%       -17.6%          -5.4%        -3.2%


Degree days                                                           714          732          4,496        4,620
































(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.



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In addition, Washington Energy Company made the following press release on
July 27, 1994:

JUDGE DIMMICK DISMISSES SHAREHOLDERS CLASS-ACTION SUIT

      SEATTLE -- A class-action lawsuit brought by two shareholders of Washington Energy Company was dismissed yesterday (July 26) by U.S. District Court Judge Carolyn R. Dimmick in Seattle.

      The suit, filed by the Hagens & Berman law firm on behalf of two plaintiffs, alleged that Washington Energy Company and two of its officers had failed to communicate to shareholders the risks associated with a 1992 general rate filing by the company's Washington Natural Gas subsidiary.

      In granting judgment in favor of Washington Energy Company, the Court noted that relevant information had been available from public records of the Washington Utilities and Transportation Commission.































                                       9









Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WASHINGTON ENERGY COMPANY


                              by /S/ James P. Torgerson
                              Senior Vice President - Finance,
                              Planning and Development and
                              Chief Financial Officer


                              WASHINGTON NATURAL GAS COMPANY


                              by /S/ James P. Torgerson
                              Senior Vice President - Finance,
                              Planning and Development and
                              Chief Financial Officer


August 1, 1994
























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